Exhibit 10(i)
                          LINCOLN NATIONAL CORPORATION
                   1993 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
              (Including All Amendments Through November 11, 1998)


ARTICLE I - PURPOSE OF PLAN

1.1 Purpose of Plan. Lincoln National Corporation (the "Corporation") has adopted the 1993 Stock Plan for Non-Employee Directors (the "Plan") to provide for payment in shares of the Corporation's Common Stock ("Stock") of a portion of the retainer fee payable to members of the Board of Directors of the Corporation who are not employees of the Corporation or any of its affiliates or subsidiaries ("Non-Employee Directors") and to allow Non-Employee Directors and directors of any of the Corporation's affiliates or subsidiaries ("Non-LNC Directors") to elect to defer receipt of all or a portion of their retainer and/or meeting fees. The Plan also provides a restricted stock bonus in the form of Restricted Stock for Non-Employee Directors, and for the granting to Non-Employee Directors of nonqualified options to purchase Stock and Stock equivalents. The Plan is intended to provide Non-Employee Directors with a larger equity interest in the Corporation in order to attract and retain well-qualified individuals to serve as Non-Employee Directors and to enhance the identity of interests between Non-Employee Directors and the shareholders of the Corporation.


ARTICLE II - ELIGIBILITY AND PARTICIPATION

2.1 Eligibility and Participation. Only Non-Employee Directors of the Corporation and Non-LNC Directors shall be eligible to participate in the Plan, and participation in the Plan is mandatory for all Non-Employee Directors. Except as specifically provided herein, a Non-Employee Director may not elect to increase or decrease the portion of the retainer fee payable in Stock.


ARTICLE III - RETAINER STOCK AWARDS AND DEFERRAL ELECTIONS

3.1   Retainer Stock Awards.

(a) Amount of Award. On each July 1 after the Effective Date through and including July 1, 2004 (each such date hereinafter a "Grant Date"), in lieu of the retainer fee payable to a Non-Employee Director with respect to the calendar quarter beginning on the Grant Date determined without regard to the Plan ("Retainer"), and in consideration for services rendered as a Non-Employee Director, the Corporation shall issue to each Non-Employee Director a whole number of shares of Stock (a "Stock Award") equal to the number of shares determined by dividing
         (a) the sum of (i) twenty-five percent (25%) of the Retainer established by resolution of the Board of Directors of the Corporation and payable for services prior to July 1, 1995, plus (ii) one hundred per cent (100%) of any increase in the Retainer adopted by the Board of Directors of the Corporation for services after July 1, 1995 (provided, however, that this clause (ii) shall take effect with respect to each such increase only upon the effective date of such increase), by (b) the Fair Market Value of the Stock on such Grant Date. For purposes of this Plan, the "Fair Market Value" of Stock on any business day shall be the average of the high and low sales prices of the Stock quoted on the New York Exchange Composite Listing on the next preceding business day on which there were such quotations for the day in question. To the extent that the formula described in this Section 3.1(a) does not result in a whole number of shares of Stock, the result shall be rounded upwards to the next whole number such that no fractional shares of Stock shall be issued under the Plan. Such shares shall be restricted from sale or transfer as provided in Section 3.1(b).

(b) Restrictions on Stock Awards. A stock certificate representing the Stock Award shall be registered in each Non-Employee Director's name. The Non-Employee Director shall have all rights and privileges of a shareholder as to such Stock Award, including the right to vote such Restricted Shares, except that the following restrictions shall apply:
         (i) no dividends shall be payable on the shares, however, a Dividend Equivalent Payment, as defined in Article V, below, shall be credited to an account established under the Plan, invested in Stock Units, as described under Section 3.2(b) and shall have the same restrictions as the relevant restricted shares, (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period, and (iii) except as provided in Section 3.1(c), all of the Restricted Shares and Dividend Equivalent Payments shall be forfeited and all rights of the Non-Employee Director to such Restricted Shares shall terminate without further obligation on the part of the Corporation and its subsidiaries upon the Non-Employee Director's ceasing to be a director of the Corporation and its subsidiaries.

(c)      Termination of Directorship.

         (i) Vesting of Shares. If a Non-Employee Director ceases to be a director of the Corporation and its subsidiaries by reason of Disability, Death, Retirement or Change of Control, the Restricted Shares granted to and Dividend Equivalent Payments on such shares accumulated for such Non-Employee Director shall immediately vest. If a Non-Employee Director ceases to be a director of the Corporation and its subsidiaries for any other reason, the Non-Employee Director shall immediately forfeit all Restricted Shares, except to the extent that a majority of the Board of Directors of the Corporation other than the Non-Employee Director approves the vesting of such Restricted Shares. Upon vesting, except as provided in
                  Article XI, all restrictions applicable to such Restricted Shares shall lapse.

         (ii) Disability. For purposes of this Section 3.1(c), "Disability" shall mean a permanent and total disability as defined in
                  Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

         (iii) Retirement. For purposes of this Section 3.1(c), "Retirement" shall mean ceasing to be a director of the Company (A) on or after age 70, or (B) on or after age 65 with the consent of a majority of the members of the Board of Directors of the Corporation other than the Non-Employee Director.

         (iv) Change of Control. For purposes of this Section 3.1(c), "Change of Control" shall have the same meaning as in the Lincoln National Corporation Executives' Severance Benefit Plan on the date that is six (6) months immediately preceding the "Change of Control."

3.2   Deferral of Retainer and/or Fees.

(a) Deferral Elections. Commencing on the effective date of the Plan, payment of all or part of the Retainer (excluding Stock Awards pursuant to Section 3.1 [a]) and/or fees payable to a Non-Employee Director for meetings of the Board of Directors of the Corporation or Board Committees or for extraordinary services may be deferred by election of the Non-Employee Director. Payment of all or a part of any retainer and/or fees payable to a Non-LNC Director by an affiliate or subsidiary of the Corporation for meetings of the Board of Directors of the subsidiary or affiliate or for board committees or for extraordinary services, may also be deferred commencing with the adoption of the Plan by the affiliate or subsidiary. Each such election must be made prior to the start of the calendar year for which the Retainer and/or fees will be paid and must be irrevocable for the affected calendar year, provided, however, that for 1994, each Non-Employee Director shall be permitted to elect deferred payment of all or a portion of the Retainer and/or the fees earned after the effective date of the Plan and before December 31, 1994, provided such Non-Employee Director has made an irrevocable election to this effect prior to stockholder approval of the Plan. In addition, each election to defer payment of any amount of the Retainer and/or fees payable in cash must be made in a manner that complies with Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), as the same may be hereafter amended.

(b) Crediting Stock Units to Accounts. Amounts deferred pursuant to Section 3.2(a) shall be credited as of the date of the deferral to a bookkeeping reserve account maintained by the Corporation ("Account") in units which are equivalent in value to shares of Stock ("Stock Units"). The number of Stock Units credited to an Account with respect to any Non-Employee Director shall equal a number of Stock Units equal to any deferred cash amount divided by the Fair Market Value of the Stock on the date on which such cash amount would have been paid but for the deferral election pursuant to Section 3.2(a).

(c) Fully Vested Stock Units. All Stock Units credited to a Non-Employee Director's Account pursuant to this Section 3.2 shall be at all times fully vested and nonforfeitable.

(d) Payment of Stock Units. Stock Units credited to a Non-Employee Director's Account pursuant to this Article III shall be payable in an equal number of shares of Stock or cash in a single lump sum distribution or annual installment payments made at such time specified by the Non-Employee Director in the applicable deferral election, provided that the designated payment date with respect to any election must be the first day of a subsequent calendar year which is no earlier than twelve (12) months following the date on which the election is made.

(e) Payment of Stock Units Upon a Change of Control. Stock Units credited to a Non-Employee Director's Account shall be automatically distributed in a single lump sum amount of shares of Stock, with fractional Stock Units being distributed in cash, upon a Change of Control.


ARTICLE IV - RESTRICTED STOCK BONUS

4.1 Restricted Stock Bonus for Non-Employee Directors on July 1, 1994. Each Non-Employee Director serving as such on the date of shareholder approval of the Plan shall be awarded a whole number of restricted Shares of Stock (a "Stock Bonus") equal to $10,000 divided by Fair Market Value of Common Stock in consideration for services rendered as a Non-Employee Director of the Corporation and its subsidiaries. To the extent that the formula described in this Section 4.1 does not result in a whole number of Shares of Stock, the result shall be rounded upwards to the next whole number such that no fractional shares shall be issued under the Plan. The restrictions on the Stock Bonus shall be the same as those restrictions described in Section 3.1(b).

4.2 Restricted Stock Bonus for Non-Employee Directors After July 1, 1994. Each Non-Employee Director who commences serving a new three year term after July 1, 1994 shall be issued an additional Stock Bonus equal to $10,000 divided by the Fair Market Value of Common Stock as of the July 1 on which he or she begins serving a new term as a Non-Employee Director, and thereafter until the Plan is terminated. A new Non-Employee Director who is appointed or elected to an unexpired term, shall receive a partial Stock Bonus on the next succeeding July 1 after his or her appointment or election to such partial term in an amount equal to the Fair Market Value of Stock on such July 1 of $10,000 multiplied by a fraction the numerator being the number of months remaining in the unexpired term since being so appointed or elected and the denominator being 36. To the extent that the formula described in this Section 4.2 does not result in a whole number of Shares of Stock, the result shall be rounded upwards to the next whole number such that no fractional shares shall be issued under the Plan. This Stock Bonus shall contain the same restrictions as specified in Section 3.1(b).


ARTICLE V - DIVIDEND EQUIVALENT PAYMENTS

5.1 Dividend Equivalent Payments. As of each dividend payment date with respect to Stock, each Non-Employee Director shall receive additional Stock Units ("Dividend Equivalent Payment") equal to the product of (i) the per-share cash dividend payable with respect to each share of Stock on such date, and (ii) the total number of Restricted Shares issued in his or her name and Stock Units credited to his Account as of the record date corresponding to such dividend payment date, divided by the Fair Market Value. Fractional Stock Units may be awarded. The Dividend Equivalent Payments with respect to Restricted Shares shall contain the same restrictions as specified in
Section 3.1(b).


ARTICLE VI - STOCK OPTIONS

6.1 Options. The Board of Directors of the Corporation may in its discretion grant nonqualified options to purchase Stock or Stock Units ("Options") to Non-Employee Directors on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Board of Directors of the Corporation provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(b) Time and Method of Exercise. The Board of Directors of the Corporation shall determine, at the date of grant or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement by the Corporation of performance goals and/or satisfaction by the Non-Employee Director of future service requirements), the methods by which such exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Stock, or other property (including notes or other contractual obligations of Non-Employee Directors to make payment on a deferred basis). In no event, however, shall an Option be exercisable within six months of the date on which it was granted.

(c) Exercise only by Non-Employee Director. An Option shall be exercisable only by the Non-Employee Director or by a person who acquires the Option from the Non-Employee Director, following his death, by will or the laws of descent and distribution.

(d) Exercise of Option to Purchase Stock Units. The exercise of an Option to purchase Stock Units shall be made in the manner, and on such other terms with respect to payments of Stock Units and other matters, as may be prescribed by the Board of Directors of the Corporation. Stock Units received on exercise shall be credited as of the date of exercise to an Account (as described in Section 3.2(b)). The number of Stock Units credited to an Account on behalf of a Non-Employee Director as a result of his exercise of an Option shall equal (i) the difference between the exercise price of the Option and the Fair Market Value of the Stock on the date of exercise, multiplied by (ii) the number of shares of Stock subject to the Option, divided by (iii) the Fair Market Value of the Stock on the date of exercise.

6.2 Option Agreements. Each Option shall be evidenced by an agreement between the Corporation and the Non-Employee Director setting forth all the relevant terms and conditions applicable to the Option. An agreement executed by a Non-Employee Director may be different from one executed by another Non-Employee Director and/or an agreement previously executed by the Non-Employee Director.


ARTICLE VII - DELIVERY OF STOCK CERTIFICATES

7.1 Stock Awards. As soon as practicable following the expiration of the restrictions, but in no event sooner than six (6) months from such Grant Date, the Corporation shall deliver to the Non-Employee Director an unrestricted Stock certificate with respect to the shares of Stock issued pursuant to such Stock Award and Stock Bonus. During any six (6) month period after the Grant Date and before delivery of the Stock certificate after the restrictions have lapsed, the Non-Employee Director shall have all the rights of a shareholder with respect to such Stock, except for the right to receive dividend payments and except that such Stock shall not be transferable by the Non-Employee Director other than by will or the laws of descent and distribution.

7.2 Stock Unit Payments. The Corporation shall issue and deliver to the Non-Employee Director cash or a Stock certificate, as elected by the Non-Employee Director, for payment of Stock Units as soon as practicable following the date on which Stock Units are payable in accordance with Section 3.2(d). No fractional shares will be distributed.

7.3 Stock Options. As soon as practicable following the exercise of an Option, the Corporation shall deliver to the Non-Employee Director an unrestricted Stock certificate with respect to the shares of Stock issued pursuant to the exercise of such Option.


ARTICLE VIII - STOCK

8.1 Stock. The aggregate number of shares of Stock that may be issued under the Plan, including shares issued on exercise of an Option, shall not exceed one hundred fifty thousand (150,000) shares, unless such number of shares is adjusted as provided in Article VIII of this Plan. In addition to the foregoing limit, the aggregate number of restricted shares that may be granted during the term of the Plan shall not exceed fifty thousand (50,000) shares, unless such number of shares is adjusted as provided in Article IX of this Plan. To the extent that an award or Option lapses or the rights of the Non-Employee Director terminate or the award is settled in cash (e.g. cash settlement of Stock Units) any shares of Common Stock subject to such award shall again be available for the grant of an award.


ARTICLE IX - ADJUSTMENT UPON CHANGES IN CAPITALIZATION

9.1 Adjustment Upon Changes in Capitalization. In the event of a stock dividend, stock split or combination, reclassification, recapitalization or other capital adjustment of shares of Stock, the number of shares of Stock that may be issued pursuant to Stock Awards, Stock Bonuses, Stock Units and Options and the number of Stock Units credited to Accounts shall be appropriately adjusted by the Board of Directors of the Corporation, whose determination shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan on account of any adjustment specified herein. The grant of Stock Awards, Stock Bonuses, Stock Units or Options pursuant to this Plan shall not affect in any way the right or power of the Corporation to issue additional Stock or other securities, make adjustments, reclassifications, reorganizations or other changes in its corporate, capital or business structure, to participate in a merger, consolidation or share exchange or to transfer its assets or dissolve or liquidate.


ARTICLE X - TERMINATION OR AMENDMENT OF PLAN

10.1 In General. The Board of Directors of the Corporation may at any time terminate, suspend or amend this Plan. However, except as otherwise determined by the Board of Directors of the Corporation, no such amendment shall become effective without the approval of the stockholders of the Corporation to the extent stockholder approval is required in order to comply with Rule 16b-3 under the 1934 Act.

10.2 Written Consents. No amendment may adversely affect the right of any Non-Employee Director to receive any Stock previously issued as a Stock Award or Stock Bonus, to receive any Stock pursuant to the exercise of an outstanding Option, or to receive any Stock of Dividend Equivalent Payments pursuant to an outstanding Stock Unit without the written consent of such Non-Employee Director.

10.3 Termination of Plan. Unless the Plan is sooner terminated, no Stock Award, Stock Bonus or Option shall be granted after July 1, 2004. The termination of the Plan shall have no effect on outstanding Stock Awards, Stock Bonuses, Stock Units or Options.

ARTICLE XI - GOVERNMENT REGULATIONS

11.1  Government Regulations.

(a) The obligations of the Corporation to issue any Stock granted under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors of the Corporation.

(b) Except as otherwise provided in Article X of this Plan, the Board of Directors of the Corporation may make such changes as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.


ARTICLE XII - MISCELLANEOUS

12.1 Unfunded Plan. The Plan shall be unfunded with respect to the Corporation's obligation to pay any amounts due pursuant to Stock Units and Dividend Equivalent Payments, and a Non-Employee Director's rights to receive any payment of any Stock Unit or Dividend Equivalent Payment shall be not greater than the rights of an unsecured general creditor of the Corporation.

12.2 Assignment; Encumbrances. The right to receive a Stock Award, Stock Bonus, Stock Unit or Option and the right to receive payment with respect to a Stock Unit under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges or charges of the Non-Employee Director or his or her creditors. Any attempt to assign, transfer or hypothecate any Restricted Stock Award, Stock Bonus, Stock Unit or Option or any right to receive a Stock Award, Stock Bonus, Stock Unit or Option shall be void and of no force and effect whatsoever

12.3 Designation of Beneficiaries. A Non-Employee Director may designate a beneficiary or beneficiaries to receive any distributions under the Plan upon his or her death.

12.4 Applicable Law. The validity, interpretation and administration of this Plan and any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Indiana, without regard to the choice of laws provisions hereof.

12.5 Headings. The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

12.6 Notices. All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Non-Employee Director at the address contained in the records of the Corporation or to the Corporation in care of the Corporation's Secretary, 200 East Berry Street, Fort Wayne, IN 46802-2706.


ARTICLE XIII - EFFECTIVE DATE OF PLAN

13.1 Effective Date of Plan. This Plan shall become effective on the date on which it is approved by the affirmative vote of the holders of a majority of the votes cast by shareholders of the Corporation present, or represented and entitled to vote, at the next annual meeting of the shareholders of the Corporation duly held in accordance with the laws of the State of Indiana.